Child, Van Wagoner & Bradshaw, PLLC

Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Verde Resources, Inc.

Mill Valley, CA

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 Amendment #3 of our Report of Independent Registered Public Accounting Firm dated November 30, 2010 on our audit of the financial statements of Verde Resources, Inc. as of September 30, 2010 and June 30, 2010, and for the three months ended September 30, 2010, the period of April 22, 2010 (date of inception) through June 30, 2010, and the period of April 22, 2010 (date of inception) through September 30, 2010. We also consent to the reference to us under the heading Interest of Named Experts and Counsel.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

June 3, 2011

5296 So. Commerce Dr., Suite 300 • Salt Lake City, Utah 84107-5370

Telephone: (801) 281-4700 • Facsimile: (801) 281-4701

Members: American Institute of Certified Public Accountants • Utah Association of Certified Public Accountants